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                                                              EXHIBIT 1


                             JOINT FILING AGREEMENT

         The undersigned agree that Amendment No. 3 to the Schedule 13D, dated October 17, 1996, relating to the Common Stock, par value $.01 per share, of Hoenig Group Inc., shall be filed jointly on behalf of the undersigned.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Dated:  October 17, 1996

                                    QUALIFIED TERMINABLE INTEREST TRUST
                                    B ESTABLISHED UNDER THE LAST WILL
                                    AND TESTAMENT OF RONALD H. HOENIG


                                    By: /s/ Kathryn L. Hoenig
                                       -----------------------------------------
                                        Kathryn L. Hoenig, Trustee


                                    /s/ Kathryn L. Hoenig
                                    --------------------------------------------
                                    Kathryn L. Hoenig


                                                    *
                                    --------------------------------------------
                                    Laura Hoenig


                                                    *
                                    --------------------------------------------
                                    Susan C. Hoenig


                                                    *
                                    --------------------------------------------
                                    Robert Spiegel


                                    *By:/s/ Kathryn L. Hoenig
                                        ----------------------------------------
                                        Kathryn L. Hoenig
                                        As Attorney-in-Fact